Exhibit 10.3

LOAN AGREEMENT

This Agreement is made as of the 17th day of December, 2007 by and between EASTERN INSURANCE HOLDINGS, INC. (“Holdings”), a Pennsylvania corporation with its principal place of business at 25 Race Avenue, Lancaster, Pennsylvania 17603 and EASTERN RE LTD., S.P.C. (“Eastern Re”), a segregated portfolio cell company, with a principal place of business at P.O. Box 1363, Grand Cayman KY1 1108, Cayman Islands ( each of Holdings and Eastern Re are referred to herein as a “Borrower” and collectively as the “Borrowers”) EASTERN ALLIANCE INSURANCE COMPANY (“Eastern Alliance”), ALLIED EASTERN INDEMNITY COMPANY (“Allied Eastern”) and GLOBAL ALLIANCE HOLDINGS, LTD and EASTERN LIFE AND HEALTH INSURANCE COMPANY (“Eastern Life”), EMPLOYERS ALLIANCE, INC., EASTERN HOLDING COMPANY, INC., and EASTERN SERVICES CORPORATION all with an address of 25 Race Avenue, Lancaster, Pennsylvania 17603 (each individually a “Guarantor” and collectively the “Guarantors”) and FULTON BANK, a Pennsylvania banking institution with an address of One Penn Square, Lancaster, Pennsylvania 17604 (the “Bank”).

RECITALS:

A. Holdings is a holding company, that through its subsidiaries, operates a domestic casualty insurance group specializing in workers’ compensation, a domestic accident and life insurance company, an offshore specialty reinsurance company and a third-party claims administration company.

B. The Borrowers have requested the Bank to extend to the Borrowers the following credit facilities (the “Facilities”): (i) a letter of credit facility (the “Letter of Credit Facility”) with a maximum credit availability of Thirty Million Dollars ($30,000,000.00) to Eastern Re; and (ii) a line of credit (the “Line of Credit”) with a maximum credit availability of Two Million Six Hundred Thousand Dollars ($2,600,000.00) to Holdings.

C. The Borrowers and the Guarantors acknowledge that the Bank would not be willing to provide the Facilities but for the joint and several guarantees of the Guarantors.

D. The Bank is agreeable to extending the Facilities to the Borrowers upon the terms, covenants and conditions set forth in this Agreement.

NOW, THEREFORE, INTENDING TO BE LEGALLY BOUND HEREBY, the Bank, the Borrowers and the Guarantors hereby covenant and agree as follows:

ARTICLE I. - DEFINITIONS AND ACCOUNTING MATTERS

As used herein, the following terms shall have the meanings set forth on Exhibit A annexed hereto (all terms defined in this Article I(A) or in other provisions of this Agreement in the singular to have the same meanings when used in the plural, and vice versa).

ARTICLE II. - LETTER OF CREDIT FACILITY

A. Amounts. Eastern Re may utilize the Letter of Credit Facility by requesting that the Bank issue, and the Bank may, in its discretion, issue, subject to the terms and conditions of this Agreement, standby and commercial letters of credit for Eastern Re’s account in the form of Exhibit B attached hereto (such letters of credit being hereinafter referred to as the “Letters of Credit”); provided, however, the aggregate amount of outstanding Letters of Credit shall not at any time exceed Thirty Million Dollars ($30,000,000). Except as otherwise expressly agreed upon by the Bank, no Letter of Credit shall have an expiration date later than 365 days from the issuance thereof in the case of standby Letters of Credit nor an expiration date more than 120 days after the Maturity Date. Upon termination of the Commitment relating to the Line of Credit, the occurrence of an Event of Default or a draw under a Letter of Credit which is not reimbursed within thirty (30) days of Bank’s written demand, the Bank shall no longer be obligated to issue Letters of Credit and any Letter of Credit then outstanding shall be fully cash collateralized to the satisfaction of the Bank. In connection with the issuance of Letters of Credit, Eastern Re may be asked to execute and deliver the Bank’s standard documents for letters of credit; in the event of any conflict between this Agreement and such documents, the provisions of this Agreement shall control.

B. Notice. Eastern Re shall give the Bank not less than five (5) Business Days’ prior notice (effective upon receipt) specifying the date of each Letter of Credit and the nature of the transactions to be supported thereby. Each Letter of Credit shall be payable in dollars, must support a transaction entered into in the ordinary course of business of Eastern Re, must be reasonably satisfactory in form and substance to Bank, and shall be issued pursuant to such documentation as the Bank may reasonably require, including, without limitation, the Bank’s standard form Letter of Credit Agreement; provided, that, in the event of any conflict between the terms of such agreement and the other Loan Documents, the terms of the other Loan Documents shall control.

C. Fees. With respect to each Letter of Credit Eastern Re shall pay the Bank an annual fee which shall be non-refundable in an amount equal to the aggregate stated amount of each outstanding Letter of Credit, multiplied by six-tenths of one (.6%) percent. The letter of credit fees referred to in this Article II(C) shall be payable quarterly in arrears, unless otherwise stipulated by the Bank, and shall be payable to the Bank. In addition to the foregoing, Eastern Re shall pay such issuance, transfer, amendment and other standard fees payable to the Bank at the usual rates charged therefore at such time. With respect to any period a Letter of Credit is outstanding that is not a full calendar quarter, the fees payable under this Article II(C) shall be determined by multiplying the fees determined hereunder by a fraction, the numerator of which is the number of days in the period and the denominator of which is ninety (90).

D. Reimbursement Obligations. Eastern Re shall be irrevocably and unconditionally obligated to immediately reimburse the Bank for any amounts paid by the Bank upon any demand for payment or drawing under any Letter of Credit (the “Reimbursement Obligations”), without presentment, demand, protest or other formalities of any kind. All payments on the Reimbursement Obligations shall be made to the Bank not later than 2:00 p.m. on the date of the corresponding payment under the Letter of Credit by the Bank; provided, that Bank has provided notice to Eastern Re prior to 11:00 a.m. on such day that such payment is due. In the event such notice is received after 11:00 a.m. on a Business Day, such payment shall be due not later than 1:00 p.m. on the next succeeding Business Day. Subject to the other terms and conditions of this Agreement, such reimbursement may be made by Eastern Re requesting an advance under the Line of Credit in accordance herewith, the proceeds of which shall be credited against Eastern Re’s Reimbursement Obligations. All unpaid Reimbursement Obligations shall bear interest in accordance with the interest rate per annum applicable to the Line of Credit until paid in full, shall be considered to be an advance under the Line of Credit and shall be evidenced by the Line of Credit.

E. Waiver of Defenses. The Reimbursement Obligations of Eastern Re under this Agreement shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of the Loan Documents under all circumstances whatsoever and Eastern Re hereby waives any defense to the payment of the Reimbursement Obligations based on the following circumstances: (A) any lack of validity or enforceability of any Letter of Credit or any other Loan Document; (B) the existence of any claim, set-off, counterclaim, defense or other rights which any Person may have at any time against any beneficiary of any Letter of Credit, the Bank, or any other Person, whether in connection with any Loan Document or any unrelated transaction; (C) any statement, draft or other documentation presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement herein being untrue or inaccurate in any respect whatsoever provided Bank has exercised due care with respect thereto.

F. Assumption of Risks. As between Eastern Re and the Bank, Eastern Re assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit, provided Bank has exercised due care with respect thereto. In furtherance and not in limitation of the foregoing, subject to the provisions of the applications for the issuance of Letters of Credit, the Bank, absent its gross negligence or willful misconduct, shall not be responsible for:

(1) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects, invalid, insufficient, inaccurate, fraudulent or forged;

(2) the validity or sufficiency of any instrument transferring or assigning, or purporting to transfer or assign, any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may provide to be invalid or ineffective for any reason;

(3) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit;

(4) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;

(5) errors in interpretation of technical terms;

(6) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;

(7) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or

(8) any consequences arising from causes beyond the control of the Bank, including, without limitation, any act of any governmental authority.

None of the foregoing shall affect, impair, or prevent the investing of any of the Bank’s rights or powers under this Section. Eastern Re shall have a claim against the Bank and the Bank shall be liable to Eastern Re, to the extent of any direct (but not indirect or consequential) damages suffered by Eastern Re which Eastern Re prove in a final nonappealable judgment were caused by (A) the Bank’s willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit complied with the terms thereof or (B) the Bank’s willful failure to pay under any Letter of Credit after presentation to it of documentation strictly complying with the terms and conditions of such Letter of Credit. The Bank, if acting in good faith, may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

ARTICLE III. - LINE OF CREDIT

A. Amount. The Bank agrees, on the terms and conditions of this Agreement, to make loans (hereinafter called individually, a “Advance” and, collectively, the “Advances”) to Holdings at the office of the Bank above specified, as follows: a discretionary/demand revolving line of credit (the “Line of Credit”) in the maximum aggregate amount of Two Million Six Hundred Thousand Dollars ($2,600,000.00).

B. The Note. Advances under the Line of Credit shall be evidenced by the Revolving Note. Advances shall be made in accordance with and subject to the terms and conditions of this Agreement and the Revolving Note.

C. Term of Agreement; Commitment Under the Line of Credit.

(1) This Agreement shall remain in full force and effect until full and final payment and performance under the Loan Documents by the Borrower.

(2) The obligation of the Bank to make Advances under the Line of Credit, subject to the terms of this Agreement, up to but not exceeding the applicable aggregate amount of the Line of Credit at any one time is hereinafter called its “Line of Credit Commitment.” Within the limit of the Line of Credit, Holdings may borrow, repay and reborrow from the date hereof until the termination of the Line of Credit Commitment. The Line of Credit and availability of Advances thereunder, shall, unless earlier terminated pursuant to the terms hereof, terminate on                     , 2008 (as it may be extended, the “Maturity Date”), and may be renewed annually for additional periods expiring on             of each year (in which case the Maturity Date shall be appropriately extended) at the Bank’s sole discretion. The Line of Credit and any commitment to lend under any other agreement with Holdings will immediately cease and terminate prior to the Maturity Date as a result of the occurrence of any Event of Default which has not been remedied within any applicable remedy period. In the absence of such Event of Default or prior demand by the Bank, the Line of Credit shall be payable in full on the Maturity Date (unless it shall have been extended). Holdings acknowledges that the Line of Credit is a discretionary facility under which the Bank shall have no obligation to lend and under which any Loan shall be in the Bank’s sole discretion. Holdings acknowledges that the Line of Credit is a demand obligation and that nothing in the Loan Documents, including the inclusion of the Maturity Date, requirements for interim payments of principal or interest or Events of Default in the Loan Documents, shall alter or otherwise affect the ability of the Bank to demand payment in full under the Line of Credit. Until such time as the Revolving Note becomes due and payable, the Borrower shall make the payments required under Article III(E) herein and the Note.

(iii) The Bank agrees that until further notice from Bank that, upon Holdings’ request by telephone from time to time from either the Treasurer and Chief Financial Officer or Vice President, Finance of Holdings or such additional officers of Holdings as any of the foregoing may, from time to time, designate in writing to Bank (each an “Authorized Officer”), to borrow money under the Line of Credit, the Bank will lend and forthwith credit Holdings’ demand deposit account number #                    with the Bank (the “Account”) such sums of money as may be mutually agreed upon by telephone. Such a request shall be deemed to constitute a representation by Holdings that all of the conditions set forth in Article IX hereof have been satisfied. Holdings acknowledges that the Bank has agreed to accept telephonic requests from Authorized Officers of Holdings for Holdings’ convenience, and Holdings has requested that the Bank accept such telephonic requests without subsequent written confirmation ordinarily required by the Bank. Holdings agrees that any telephonic request the Bank receives from a person identifying himself or herself as an Authorized Officer, shall be deemed to be duly authorized and binding instruction of Holdings, and the Bank shall be entitled to rely thereon; provided the proceeds of any advance under the Line initiated by such telephonic request are credited to the Account.

D. Interest Rates. The Line of Credit shall bear interest at an adjustable rate equal to the LIBOR Rate plus one and one-half percent (1.50%) per annum. The interest rate on each of the Loans shall change as of the first day of each Interest Period such that the interest rate for such Interest Period shall be the LIBOR Rate as of the relevant Rate Determination Date plus the Applicable Margin per annum. Interest shall be calculated and charged on the basis of actual days elapsed over a banking year of 360 days.

E. Repayment.

(1) Until such time as the Revolving Note becomes due and payable, Holdings shall make monthly payments of interest only on the then outstanding balance of the Line of Credit, payable in arrears, with the first payment being made on                     , 2007, with subsequent payments being made on the corresponding day of each succeeding month (each a “Payment Date”). Such payments shall be based on a statement from the Bank which may be based on estimates of the principal amount outstanding and the interest rate for the applicable payment period. Any required adjustment as a result of a difference between such estimates and actual amounts shall be reflected in the subsequent statement. There shall be due and payable from Holdings to the Bank, and Holdings shall immediately repay to the Bank, upon written notice from the Bank to Holdings, from time to time, any amount by which the Debit Balance under the Note exceeds the then applicable Line of Credit Commitment. The entire outstanding principal balance of the Line of Credit, together with all accrued interest and fees, if any, shall be due and payable, without further demand or notice, if not due and payable before, on the Maturity Date in the event the Line of Credit Commitment is not renewed.

(2) Holdings, at any time and from time to time, may voluntarily prepay the Advances, in whole or in part and no prepayment fee shall be payable. All prepayments shall be applied by Bank first to the payment of past due interest, next to any other amounts due to Bank, and then to the payment of principal and shall not postpone or reduce any regularly scheduled payment of interest.

(3) Holdings shall make each payment under this Agreement and under the Revolving Note no later than 2:00 p.m., Eastern Time on the date when due in lawful money of the United States to the Bank at its principal office in immediately available funds. Holdings hereby authorizes the Bank, if and to the extent payment is not made under this Agreement or under the Revolving Note, to charge from time to time against any account of Holdings with the Bank any amount so due. Whenever any payment to be made under this Agreement or under the Revolving Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest.

(4) Anything in this Agreement to the contrary notwithstanding, during the existence of any Event of Default hereunder, the Advances shall bear interest at a rate equal to the sum of two percent (2%) per annum plus the interest rate(s) otherwise in effect hereunder (the “Default Rate”). In addition, if Holdings shall fail to pay any installment of interest or principal due under the Line of Credit or under any of the Loan Documents on or before the fifteenth (15th) calendar day after the date it was due, the Borrower shall pay to the order of the Bank, immediately, without notice or demand, as a late charge and not as additional interest, an amount equal to five percent (5%) of the amount of the periodic installment overdue to defray part of the additional expense incurred by the Bank in connection with the delinquency and collection of the overdue amount and in full payment of all damages due Bank. The provision for such Default Rate and late charge shall not be construed to permit Holdings to make any payment after its due date, obligate the Bank to accept any overdue installment, or affect the Bank’s rights and remedies upon the occurrence of an Event of Default.

(5) Disbursement of the Loans. The Bank shall credit Advances under the Line of Credit to the deposit accounts of the Borrower with the Bank for the benefit of Holdings or as otherwise directed in writing by Holdings, including payments to third parties through electronic funds transfers.

(6) Advances Under the Line of Credit. Advances under the Line of Credit shall (1) be made in accordance with the disbursement procedures set forth in the Note, (2) shall not cause the Debit Balance to exceed the amount of the then applicable Line of Credit Commitment under the Line of Credit and (3) shall be for a purpose defined in Section (7) herein.

(7) Use of Proceeds. The proceeds of the Line of Credit will be used for working capital and other corporate purposes of Holdings.

ARTICLE IV. - FEES AND EXPENSES

The Borrowers shall pay the following fees on the date of this Agreement: (i) $5,000 in connection with the Letter of Credit Facility and (ii) $1,000 in connection with the Line of Credit. In addition, the Borrowers agree to pay, or reimburse the Bank for, all reasonable out-of-pocket expenses of every nature relating to the Facilities including, without limitation, the fees and expenses of the Bank’s outside counsel.

ARTICLE V. - OPERATING ACCOUNTS

The Borrowers hereby agree to the primary operating and custody accounts of the Borrowers and the Guarantors with the Bank or its affiliate, Fulton Financial Advisors, National Association, during the term of this Agreement. The Borrowers hereby authorize the Bank to charge such account directly for payments of principal, interest and fees due under the Loan Documents.

ARTICLE VI. - GUARANTY

A. Guaranty Each of the Borrowers (for the purposes of this Article VI, the Borrowers shall be included within the term “Guarantors”) and the Guarantors hereby irrevocably and unconditionally, jointly and severally, guarantees that the Liabilities (whether now existing or hereafter arising) shall be paid in full when due and payable, whether at the stated or accelerated maturity thereof or upon any mandatory or scheduled prepayment or otherwise. Each of the Guarantors hereby further agrees that if the Borrowers shall fail to pay in full when due (whether at the stated or accelerated maturity thereof or upon any mandatory or prepayment or otherwise) any of the Liabilities, such Guarantor will promptly pay the same, without any demand or notice whatsoever. This guaranty is a guaranty of payment and not merely a guaranty of collection.

B. Obligations of Guarantor Absolute, Etc. The obligations of each of the Guarantors hereunder shall be absolute and unconditional. Each of the Guarantors guarantees that the Liabilities will be paid strictly in accordance with the terms of the agreement, instrument or document giving rise to such Liabilities, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any such terms or the rights of the Bank with respect thereto. The liability of each of the Guarantors hereunder shall be absolute and unconditional irrespective of: (1) any lack of validity or enforceability of any Loan Document; (2) any increase or decrease in the amount of the Liabilities or any change in the time, manner or place of payment of the Liabilities; (3) any amendment or modification of or supplement to any Loan Document, or any furnishing or acceptance of any security, or any release of any security or the release of any Person’s obligations (including, without limitation, any other Guarantor or the Borrower) with respect to the Liabilities; (4) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any Loan Document or any exercise or nonexercise of any right, remedy, power or privilege under or in respect of any Loan Document; (5) any counterclaim, setoff, recoupment or defense based upon any claim any of the Guarantors or the Borrowers may have against the Bank; (6) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to the Borrower, any affiliate of the Borrowers or any of the Guarantors or their respective properties or creditors; (7) any invalidity or unenforceability, in whole or in part, of any term hereof or of any Loan Document; (8) any failure on the part of the Borrowers for any reason to perform or comply with any term of the Loan Documents; or (9) any other occurrence whatsoever, whether similar or dissimilar to the foregoing.

C. Continuing Guaranty. This guaranty and suretyship is an absolute, unconditional, present and continuing guaranty and suretyship of payment and is in no way conditional or contingent.

D. Joint and Several Liability. Each and every representation, warranty, covenant and agreement made by each of the Guarantors under this Agreement shall be and constitute joint and several obligations of any additional present or future guarantor, whether or not so expressly stated herein.

E. Waivers.

(1) In General. Each of the Guarantors hereby waives, to the fullest extent permitted by applicable law, (a) all presentments, demands for performance, notice of non-performance, protests, notices of protests and notices of dishonor in connection with the Liabilities or any agreement relating thereto; (b) notice of acceptance of this Agreement; (c) any requirement of diligence or promptness on the part of the Bank in the enforcement of its/their rights hereunder or under the other Loan Documents; (d) any enforcement of any present or future agreement or instrument relating directly or indirectly to the Liabilities; (e) notice of any of the matters referred to in Section B above; (f) notices of every kind and description which may be required to be given by any statute or rule of law; and (g) any defense of any kind which it may now or hereafter have with respect to its liability under this Agreement not based on the gross negligence or willful misconduct of the Bank. Without limiting the foregoing, the Bank shall not be required to make any demand upon, or to pursue or exhaust any rights or remedies against the Borrowers, any other Guarantor or any other Person. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

(2) Subrogation. Each of the Guarantors hereby agrees that it will not enforce or otherwise exercise or claim or assert any rights of subrogation or contribution against any Person with respect to the Liabilities or any security therefor unless and until all the Liabilities are indefeasibly paid in full.

F. No Election; Enforcement. The Bank shall have the right to seek recourse against any one or more of the Guarantors of the Liabilities to the fullest extent provided herein. No election to proceed in one form of action or proceeding or against any party, or on any obligation, shall constitute a waiver of the Bank’s right to proceed in any other form of action or proceeding or against other parties. The Bank may proceed to protect and enforce the guaranty provided in this Article VI by suit or suits or proceedings in equity, at law or in bankruptcy against any of the Guarantors in one action or in as many different actions or forums as the Bank shall determine.

G. Confession of Judgment. The following paragraph sets forth a warranty of attorney to confess judgment against any of the Guarantors. In granting this warrant of attorney to confess judgment against any of the Guarantors, each of the Guarantors hereby knowingly, intentionally and voluntarily, and, with opportunity for the advice of separate counsel of the Guarantor, unconditionally waives any and all rights such Guarantor has or may have to prior notice and an opportunity for hearing under the respective constitutions and laws of the United States and the Commonwealth of Pennsylvania.

CONFESSION OF JUDGMENT – UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, AND THE EXPIRATION OF THIRTY (30) DAYS THEREAFTER IN THE CASE OF AN EVENT OF DEFAULT OTHER THAN UNDER CLAUSE (ii) OF THE DEFINITION OF AN EVENT OF DEFAULT, EACH OF THE GUARANTORS HEREBY AUTHORIZES AND EMPOWERS IRREVOCABLY THE PROTHONOTARY OR ANY CLERK OR ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR AND TO CONFESS JUDGMENT AGAINST SUCH GUARANTOR IN FAVOR OF THE HOLDER OF THIS GUARANTY AT ANY TIME OR TIMES AFTER AN EVENT OF DEFAULT UNDER THE LOAN AGREEMENT AS OFTEN AS NECESSARY UNTIL ALL LIABILITIES OF SUCH GUARANTOR HAVE BEEN PAID IN FULL, AS OF ANY TERM, FOR ALL AMOUNTS OWING (WHETHER OR NOT THEN DUE) UNDER THIS GUARANTY, TOGETHER WITH ALL COSTS OF LEGAL PROCEEDINGS AND A REASONABLE ATTORNEYS’ FEE FOR COLLECTION, WITH RELEASE OF ALL ERRORS, WAIVER OF APPEALS, AND WITHOUT STAY OF EXECUTION. THE GUARANTOR HEREBY WAIVES ALL RELIEF FROM ANY AND ALL APPRAISEMENT, STAY OR EXEMPTION LAWS OR RULES OF COURT NOW OR HEREAFTER IN EFFECT.

ARTICLE VII. - CONDITIONS OF BORROWING

A. Initial Borrowing. The obligation of the Bank to make the initial Loans to be made by it hereunder is subject to the following conditions precedent:

(1) Holdings shall deliver to the Bank a fully executed original of the Revolving Note which shall conform to Exhibit C annexed hereto;

(2) The Bank shall have received fully executed originals of any other Loan Documents;

(3) The Bank shall have received lien searches acceptable to the Bank listing all effective financing statements which name the Borrowers and the Guarantors (under their present name and any previous names) as debtor.

(4) The Borrowers shall pay the costs and fees of the Bank hereinbefore described in Article IV; and

(5) The Borrowers and the Guarantors shall furnish the Bank with such other documents, opinions, certificates, evidences and other matters as may be reasonably requested by the Bank and its counsel including, without limitation, the items listed on the closing agenda attached hereto as Exhibit D.

B. Subsequent Borrowing. The obligation of the Bank to make each Advance under the Line of Credit or issue a Letter of Credit hereunder (including the initial advance under the Line of Credit) is subject to the following conditions precedent:

(1) At the time of each advance (as evidenced by a certificate executed on behalf of the Borrowers if the Bank shall so require):

(a) Each of the Borrowers shall have complied and shall then be in compliance with all the terms, covenants and conditions of this Agreement which are binding on it;

(b) There shall exist no Event of Default as defined in this Agreement or no event (including an event caused by such advance) which would be an Event of Default but for the requirement that notice be given or time lapse or both;

(c) The representations and warranties contained in Article IX of this Agreement shall be true and correct in all material respects as of the date of such Advance or issuance of such Letter of Credit; and

(d) There shall have been no change which has a Material Adverse Effect (in the Bank’s reasonable judgment).

(2) All of the Loan Documents shall remain in full force and effect and the validity of any Loan Document shall not have been contested.

ARTICLE VIII. - REPRESENTATIONS AND WARRANTIES

To induce the Bank to enter into this Agreement and to make the Loans, each of the Borrowers and each of the Guarantors warrants and represents that, as of the date hereof:

A. Good Standing. Each of the Borrowers and the Guarantors is a corporation, duly organized and existing, in good standing, under the laws of its state of organization and has the power to own its property and to carry on its business as it is now being conducted. Each of the Borrowers and the Guarantors is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.

B. Authority. Each of the Borrowers and the Guarantors has full power and authority to enter into this Agreement and to borrow hereunder, to execute and deliver the Revolving Note and the Loan Documents (to the extent applicable) and to incur the obligations provided for herein and in the Loan Documents, all of which have been duly authorized by all proper and necessary corporate action. Any consent or approval of stockholders or members of the Borrowers and the Guarantors, or of any public authority, required as a condition to the legal validity of this Agreement, the Note or the Loan Documents has been obtained.

C. Binding Agreement. This Agreement constitutes, and the Revolving Note, when issued and delivered pursuant hereto for value received, and the other Loan Documents, will constitute the valid and legally binding obligations of the Borrowers and the Guarantors enforceable in accordance with their terms; provided, that the validity or enforceability of any provisions in the Loan Documents, or of any rights granted to the Bank pursuant thereto, may be subject to and affected by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyances or transfers, or similar laws affecting the rights of creditors generally and that the right of the Bank to specifically enforce any provisions of the Loan Documents is subject to general principles of equity.

D. Conflicting Agreements. There is no charter, by-law or preference stock provision(s) of the Borrowers and the Guarantors and no provision(s) of any existing mortgage, indenture, contract or agreement binding on the Borrowers and the Guarantors or affecting their property, which would conflict with or in any way prevent the execution, delivery, or carrying out of the terms of this Agreement, the Revolving Note or the Loan Documents.

E. Financial Statements. All financial statements of the Borrowers and the Guarantors heretofore delivered to the Bank have been prepared in accordance with GAAP applied on a consistent basis and present fairly in all material respects the financial position of the subject entities on a consolidated basis; provided, however, that the financial statements for Eastern Alliance, Allied Eastern and Eastern Life were prepared using statutory accounting principles. Neither of the Borrowers nor any of the Guarantors have, on the date hereof, any material non-ordinary course of business, contingent liabilities, liabilities for taxes (other than those not yet due and payable), unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheets (including the footnotes thereof) as at said dates. Since the date of such financial statements no event or condition has occurred which could result in a Material Adverse Effect. In any certificates delivered to the Bank after the date of this Agreement which certify the truth and accuracy of the representations, or at any time that these representations shall be deemed restated, this representation shall be deemed to apply to financial statements which the Borrowers and the Guarantors have most recently delivered to the Bank pursuant to Article X(C) as of the time of such certification.

F. Full Disclosure. None of the information with respect to the Borrowers or the Guarantors which has been furnished to the Bank in connection with the transactions contemplated hereby is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein not misleading.

G. Statutory Compliance. Each of the Borrowers and the Guarantors is in compliance, in all material respects, with all statutes, regulations, ordinances, directives, and orders of every federal, state, municipal or other governmental authority which has or claims jurisdiction over it, any of its assets, or any person in any capacity under which it would be responsible for the conduct of such person and does not use any of its assets in violation of any insurance policy carried by it.

H. Litigation. There are no suits or proceedings pending or, to the best knowledge of the Borrowers and the Guarantors, threatened against or affecting either of the Borrowers or any of the Guarantors which, if adversely determined, would have a Material Adverse Effect and which have not been disclosed in writing to the Bank. There are no proceedings by or before any governmental commission, board, bureau or other administrative agency pending, or, to the best knowledge of either of the Borrowers or any of the Guarantors, threatened against the Borrowers or any of the Guarantors, which, if adversely determined, would have a Material Adverse Effect and which has not been disclosed in writing to the Bank.

I. Labor Disputes and Acts of God. Neither the business nor the properties of the Borrowers or any of the Guarantors are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance) materially and adversely affecting such business properties or the operation of the Borrowers or any of the Guarantors.

J. Other Agreements. Neither of the Borrowers nor any of the Guarantors is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could have a material adverse effect on the business, properties, assets, operations, or conditions, financial or otherwise, of either of the Borrowers or any of the Guarantors, or the ability of the Borrowers or any of the Guarantors to carry out its obligations under the Loan Documents to which it is a party. Neither of the Borrowers nor any of the Guarantors are in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party.

K. No Defaults on Outstanding Judgments or Orders. Each of the Borrowers and the Guarantors has satisfied all nonappealable judgments and neither of the Borrowers nor any of the Guarantors is in default with respect to any nonappealable judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign.

L. Taxes. All tax returns of the Borrowers and the Guarantors required to be filed have been duly filed, and all taxes, unemployment contributions, and other governmental charges of any kind or nature levied, claimed, or assessed against either of the Borrowers or any of the Guarantors or their properties, assets, and income which are due and payable, as well as all amounts withheld from employees’ pay (other than those presently payable without penalty or interest) have been paid or are being contested in good faith.

M. Licenses, Franchises, Etc. The Borrowers and the Guarantors possess all material licenses, franchises, patents, licenses, trademarks, service marks, trademark and service mark rights, trade names, trade name rights and copyrights necessary to conduct their business substantially as now conducted, and as proposed to be conducted, in each case subject to no mortgage, pledge, lien, lease, encumbrance, charge, security interest, title retention agreement or option which is not permitted by Article XI(B) of this Agreement to exist, and, without any known conflict with any such rights or assets of others.

N. No Purchase of Margin Stock. No part of the proceeds received by Holdings from the Loans will be used directly or indirectly for the purpose of purchasing or carrying, or for payment in full or in part of indebtedness which was incurred for the purposes of purchasing or carrying, any margin stock as such term is used and defined in Regulation U of the Board of Governors of the Federal Reserve System.

O. ERISA. Each of the Borrowers and each of the Guarantors is in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed, nor has any Plan been terminated; no circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither of the Borrowers, any of the Guarantors, nor any Commonly Controlled Entity has completely or partially withdrawn from a Multiemployer Plan; each of the Borrowers, each of the

Guarantors, and each Commonly Controlled Entity have met their minimum funding requirements under ERISA with respect to all of their Plans, and the present value of all vested benefits under each Plan do not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA; and neither the Borrower, any of the Guarantors, nor any Commonly Controlled Entity has incurred any liability to the PBGC under ERISA.

P. Ownership and Liens. Each of the Borrowers and each of the Guarantors has title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the properties and assets and leasehold interest reflected in the financial statements referred to in Article VIII(E) (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by either of the Borrowers or any of the Guarantors and none of their leasehold interests is subject to any Lien, except such as may be permitted pursuant to Article XI(B) of this Agreement.

Q. Environmental Matters. Each of the Borrowers and the Guarantors has duly complied with, and its businesses, operations, assets, equipment, property, leaseholds, or other facilities are in substantial compliance with, the provisions of all federal, state, and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder.

R. Debt. Exhibit E is a complete and correct list of all credit agreements, indentures, purchase agreements, guaranties, capital leases, and other investments, agreements, and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which either of the Borrowers or any of the Guarantors is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question, which are outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such exhibit.

S. Reinsurance Agreements. Exhibit F sets forth all of the material reinsurance agreements to which either of the Borrowers or any of the Guarantors is a party.

All representations and warranties contained herein, or in any other agreement between the Borrowers, the Guarantors, and the Bank, or contained in any financial statement provided by or on behalf of either of the Borrowers or any of the Guarantors to the Bank, shall survive the execution of this Agreement, regardless of any inspection or investigation made by the Bank with respect thereto, and shall be relied upon by the Bank in connection with any credit or financial accommodation provided by the Bank to the Borrower unless written advice of any change in such representation is provided the Bank by the Borrower as provided below. All statements contained in any exhibit annexed hereto, or in any other statement, certificate, or other instrument delivered by or on behalf of the Borrower or any of the Guarantors or by or on behalf of any guarantor, endorser, or surety of Liabilities shall be deemed representations and warranties by the Borrower and the Guarantors under this Agreement.

ARTICLE IX. - AFFIRMATIVE COVENANTS

Until final payment in full of the indebtedness now existing or hereafter incurred under this Agreement and the final performance of all its obligations hereunder, each of the Borrowers and the Guarantors agrees that, unless the Bank shall otherwise consent in writing, it will:

A. Prompt Payment. As to the Borrowers, pay promptly when due all amounts on the Loans or otherwise due to the Bank under the Loan Documents, including any payments required by the Note or under Article II(E) hereunder.

B. Use of Proceeds. As to Holdings, use the proceeds of the Loans only for the purposes set forth in Article III and will furnish the Bank such evidence as it may reasonably require with respect to such use.

C. Financial Statements. Furnish the Bank:

(1) Promptly upon filing thereof, copies of all filings made with the Securities and Exchange Commission (the “SEC”) by Holdings. Holdings shall file all forms, reports and documents required to be filed by it with the SEC pursuant to the federal securities laws and the SEC’s rules and regulations thereunder, all of which, as of their respective dates, shall comply in all material respects with all applicable requirements of the Securities Exchange Act of 1934, as amended (collectively, the “Future Holdings SEC Reports”). None of the Future Holdings SEC Reports, including, without limitation, any financial statements or schedules included therein, as of their respective dates, shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated balance sheets and the related consolidated statements of income and cash flows (including the related notes thereto) of Holdings included in the Future Holdings SEC Reports, as of their respective dates, shall comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, shall be prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except as otherwise noted therein), and shall present fairly, in all material respects, the consolidated financial position of Holdings and its consolidated subsidiaries as of their respective dates, and the consolidated results of their operations and their cash flows for the periods presented therein (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

(2) Concurrently with the delivery of the financial statements required by (1) above, a compliance certificate from the chief financial officer of Holdings setting forth calculation of the financial measures included under Article IX(I) herein in comparison to the levels required under Article IX(I) herein and to the effect that no Event of Default or Default has occurred and is continuing hereunder (or, if any such Event of Default or Default exists, specifying the nature thereof, the period of existence thereof and the action Holdings has taken or proposes to take with respect thereto);

(3) Promptly after receipt thereof, copies of reports of examination received from regulatory agencies having authority over either of the Borrowers or any of the Guarantors;

(4) Such other financial information and data with respect to the Borrowers and the Guarantors as may reasonably be requested from time to time by the Bank.

D. Maintenance of Existence. Preserve and maintain its existence and good standing in the jurisdiction of its formation, and qualify and remain qualified as a foreign entity in each jurisdiction in which such qualification is required.

E. Immediate Notice to Bank. Provide the Bank with timely written notice upon the occurrence of any of the following events:

(1) any change which has a Material Adverse Effect;

(2) the occurrence, or failure of occurrence, of any event, which occurrence or failure is, or with the passage of time or giving of notice (or both), would constitute, an Event of Default (as defined herein); or

(3) any change in a rating assigned by the A. M. Best Company Inc. to Eastern Re or any of the Guarantors.

F. Access to Records. At any reasonable time during normal working hours and from time to time and upon reasonable written notice to the Borrowers or the Guarantors, permit the Bank at its expense or any agent or representative thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, either of the Borrowers or any of the Guarantors and to discuss the affairs, finances, and accounts of either of the Borrowers or any of the Guarantors with any of their officers and directors and Holdings’ independent accountants.

G. Maintenance of Records. At all times keep proper books of account, in which full, true, and accurate entries shall be made of all of the transactions of the Borrowers and the Guarantors all in accordance with generally accepted accounting or auditing principles (as applicable) applied consistently with prior periods to fairly reflect the financial conditions of the Borrowers and the Guarantors at the close of, and its results of operations for, the periods in question.

H. Environmental Matters. Be and remain in compliance with the provisions of all federal, state, and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued thereunder; notify the Bank promptly of any notice of a hazardous discharge material or environmental complaint involving a material matter received from any governmental agency or any other party; notify the Bank promptly of any material hazardous discharge from or affecting its premises; promptly contain and remove the same, in compliance with all applicable laws; promptly pay any fine or penalty assessed in connection therewith or contest same in good faith; permit the Bank at its expense to inspect the premises, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto; and at the Bank’s request, and at the Borrowers’ expense, provide a report of a qualified environmental engineer, satisfactory in scope, form, and content to the Bank, and such other and further assurances reasonably satisfactory to the Bank that the condition has been corrected.

I. Financial Covenants.

(1) Current Ratio. The Borrower and the Guarantors shall maintain, at all times on a consolidated basis, a Current Ratio of not less than 1.25 to 1.0.

(2) Minimum Liquidity. The Borrower and the Guarantors shall maintain, at all times on a consolidated basis, Minimum Liquidity of not less than $50 million

J. Regulatory Compliance. Each of the Borrowers and the Guarantors shall remain in compliance, in all material respects, with all statutes, regulations, ordinances, directives, and orders of every federal, state, municipal or other governmental authority which has or claims jurisdiction over it, any of its assets, or any person in any capacity under which it would be responsible for the conduct of such person and does not use any of its assets in violation of any insurance policy carried by it. The foregoing shall include, without limitation, all capital and liquidity regulatory requirements applicable to the Borrowers or any Guarantor.

ARTICLE X. - NEGATIVE COVENANTS

Until final payment in full of the indebtedness now existing or hereafter incurred under this Agreement and the final performance of all its obligations hereunder, neither of the Borrowers nor any of the Guarantors shall, without the express prior written consent of the Bank:

A. Nature and Scope of Business. Enter into any type of business other than that in which it is presently engaged, or otherwise significantly change the scope or nature of its business.

B. Liens and Mortgages. Create, incur, assume or suffer to exist, any mortgage, security interest, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets, now or hereafter owned, other than (a) liens in favor of the Bank; (b) liens under workmen’s compensation, unemployment insurance and social security or similar laws; (c) liens imposed by law, such as carriers, warehousemen’s or mechanic’s liens, incurred in good faith in the ordinary course of business which are not past due for more than thirty (30) days or which are being contested in good faith by appropriate proceedings, a stay of execution having been served; and (d) purchase money security interests to secure borrowings permitted under Article XI(C)(3) herein.

C. Indebtedness. Create, incur, assume, or suffer to exist any Indebtedness, except:

(1) Borrowings pursuant to this Agreement;

(2) Unsecured trade credit incurred in the ordinary course of business which are paid in a timely manner;

(3) Purchase money indebtedness for acquisition of equipment or real property;

(4) Other obligations to the Bank;

(5) Borrowings used to prepay in full borrowings under this Agreement; and

(6) Debt which on the date of this Agreement was already outstanding as reflected on Exhibit E hereto; provided, however, that any prepayments, renewals, extensions or refinancings thereof shall not increase the current amount thereof.

D. Guaranties, Etc. Assume, guaranty, endorse, or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods, or services, or to supply or advance any funds, assets, goods, or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth, or otherwise to assure the creditors of any Person against loss) for obligations of any Person other than the Borrower or the Guarantor, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

E. Loans and Advances. Make any loans or advances to any non-affiliated individual, firm or corporation in excess of the aggregate amount of Five Hundred Thousand Dollars ($500,000) in any fiscal year.

F. Hazardous Materials. Shall not, other than in the ordinary course of business and in accordance with all applicable laws and regulations:

(1) Store or dispose of any hazardous material or oil on any site or vessel owned, occupied, or operated by the Borrower or by any person for whose conduct the Borrower is responsible; or

(2) Directly or indirectly transport or arrange for the transport of any hazardous material or oil.

Each of the Borrowers and the Guarantors agree, separate from any of their promises or covenants in the Loan Documents, to indemnify, protect and hold harmless, the Bank, its directors, officers, employees, agents and assigns from and against all claims, actual damages, punitive damages, injuries, costs, response costs, losses, demands, debts, liens, liabilities, causes of action, suits, legal or administrative proceedings, interest, fines, charges, penalties and expenses (including but not limited to attorney’s fees, engineering consultants and other expert witnesses incurred in connection with defending any properties or in enforcing this indemnity) incurred as a result of repair, clean-up or detoxification, or preparation and implementation of any removal, remedial response, closure or any other plan concerning any hazardous substance, on, under or about any property of the Borrowers or the Guarantors regardless of whether undertaken due to governmental action.

G. Transactions With Affiliates. Enter into any transactions, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of its business and upon fair and reasonable terms no less favorable to the Borrowers or the Guarantors than would obtain in a comparable arm’s-length transaction with a person which is not an Affiliate.

ARTICLE XI. - RIGHTS AND REMEDIES OF THE BANK UPON AN EVENT OF DEFAULT

Automatically upon the occurrence of an Event of Default under clause (ix) or (x) of the definition of Event of Default, (i) the entire unpaid principal balance of the Revolving Note, and accrued interest and fees, if any, thereon, and all other amounts payable by the Borrowers to the Bank, under the Loan Documents or otherwise, shall immediately become due and payable without further demand, notice or protest, all of which are hereby expressly waived, (ii) the Bank may proceed to protect and enforce its rights, at law, in equity, or otherwise, against the obligations to the Bank, either jointly or severally, and (iii) the Bank’s commitment to issue Letters of Credit hereunder, the Bank’s Line of Commitment to make further Advances under the Line of Credit and any commitment to make loans under any other agreement with either of the Borrowers or any Guarantor shall immediately cease and terminate. At the election of the Bank upon the occurrence of any Event of Default other than under clause (ix) or (x) of the definition of Event of Default, (i) the entire unpaid principal balance of the Revolving Note, and accrued interest and fees, if any, thereon, and all other amounts payable by the Borrower to the Bank (including Reimbursement Obligations), under the Loan Documents or otherwise, shall immediately become due and payable without further demand, notice or protest, all of which are hereby expressly waived, (ii) the Bank may proceed to protect and enforce its rights, at law, in equity, or otherwise, against the obligations to the Bank, either jointly or severally, and/or (iii) the Bank’s commitment to issue Letters of Credit hereunder, the Bank’s Line of Credit Commitment to make further Advances under the Line of Credit, and any commitment to make loans under any other agreement with either of the Borrowers or any Guarantor shall immediately cease and terminate.

ARTICLE XII. - MISCELLANEOUS PROVISIONS

A. Entire Agreement and Waivers. This Agreement, the Revolving Note and the Loan Documents together constitute the entire agreement between the Borrowers, the Guarantors and the Bank and no covenant, term, condition or other provision thereof nor any default in connection therewith may be waived except by an instrument in writing signed by the Bank and delivered by mail to the Borrowers. The Loan Documents may not be amended in any respect except by a written instrument signed by the parties thereto. The Bank’s failure to exercise or enforce any of its rights, powers or privileges under this Agreement, the Revolving Note or the Loan Documents shall not operate as a waiver thereof. In the event of any conflict between the terms, covenants, conditions and restrictions contained in the Loan Documents, the term, covenant, condition or restriction which confers the greatest benefit upon the Bank shall control.

B. Remedies Cumulative. All remedies provided under this Agreement, the Note and the Loan Documents or afforded by law shall be cumulative and available to the Bank until all of the obligations of the Borrowers to the Bank have been paid in full.

C. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement, the Note and the Loan Documents shall be construed and their provisions interpreted under and in accordance with the laws of the Commonwealth of Pennsylvania. Each of the Borrowers and the Guarantors, to the extent it may legally do so, hereby consents to the jurisdiction of the courts of the Commonwealth of Pennsylvania and the United States District Court for the Middle District of the Commonwealth of Pennsylvania, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts for the purpose of any suit, action or other proceeding arising out of any of its obligations hereunder or with respect to the transactions contemplated hereby, and expressly waive any and all objections they may have to venue in any such courts.

Each party to this Agreement agrees that any suit, action or proceeding, whether claim or counterclaim, brought or instituted by any party hereto or any successor or assign of any party, on or with respect to this Agreement or the dealings of the parties with respect hereto, shall be tried only by a court and not by a jury. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE BORROWER ACKNOWLEDGES AND AGREES THAT THIS PROVISION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND THAT THE BANK WOULD NOT EXTEND CREDIT TO THE BORROWER IF THE WAIVERS SET FORTH IN THIS PROVISION WERE NOT A PART OF THIS AGREEMENT.

D. Assurance of Execution and Delivery of Additional Instruments. The Borrowers and the Guarantors agree to execute and deliver, or to cause to be executed and delivered, to the Bank all such further instruments, and to do or cause to be done all such further acts and things, as the Bank may reasonably request or as may be necessary or desirable to effect further the purposes of this Agreement and the collection of the Revolving Note and any security therefor.

E. Notices. Any notice that may be required hereunder shall be given by registered or certified mail, return receipt requested, postage prepaid and shall be effective on the date of the first attempted delivery thereof by the U.S. Postal Service, as shown on the registered or certified mail return receipt for such notice addressed to the parties at the addresses set forth at the beginning of the Agreement.

F. Assignment by Bank; Assignees. If at any time, by assignment, participation or otherwise, the Bank transfers any Liabilities and its rights in collateral therefor, such transfer shall carry with it the powers and rights of the Bank under this Agreement with respect to the Liabilities and the collateral so transferred and the transferee shall become vested with such powers and rights, whether or not they are specifically referred to in the instrument evidencing the transfer. If, and to the extent that the Bank retains Liabilities and collateral, the Bank shall continue to have the rights and powers herein set forth with respect thereto. The Bank shall have the right to sell participations in the Loans without notice to the Borrower. The Borrowers may not assign any of its rights under this Agreement or any of the Loan Documents.

This Agreement shall be binding upon and inure to the benefit of the Bank and the Borrowers, the Guarantors, their successors, assigns, heirs and personal representatives; provided, however, the rights of the Borrowers hereunder are not assignable or transferable without the consent of the Bank. All of the rights of the Bank hereunder shall inure to the benefit of any participating bank or banks and its or their successors and assigns.

G. Expenses. The Borrowers covenant and agree that they shall pay to the Bank, on demand, any and all reasonable out-of-pocket expenses, including reasonable attorneys’ fees incurred or paid by the Bank or any participant in protecting or enforcing its rights under this Agreement, including the costs of preparation of this Agreement and its supporting documents including all filing and appraisal fees.

H. Severability. If any term, condition, or provision of this Agreement or any Loan Document or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable according to law, then the remaining terms, conditions, and provisions of this Agreement or any Loan Document, or the application of any such invalid or unenforceable term, condition or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each term, condition, and provision of this Agreement or any Loan Document shall be valid and enforced to the fullest extent permitted by law.

I. Execution in Counterparts. This Agreement and the other Loan Documents may be executed in any number of counterparts and by different parties hereto or thereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of the Agreement or the applicable other Loan Documents, as the case may be, taken together shall constitute but one and the same instrument.

J. Maximum Lawful Interest Rate. Notwithstanding any provision contained in this Agreement or the Revolving Note, the total liability of the Borrowers for payment of interest pursuant to this Agreement and the Revolving Note shall not exceed the maximum amount of such interest permitted by law to be charged, collected, or received from the Borrower, and if any payments by the Borrowers include interest in excess of such a maximum amount, each Lender shall apply such excess to the reduction of the unpaid principal amount due pursuant to this Agreement and the Revolving Note, or if none is due, such excess shall be refunded to the Borrowers.

IN WITNESS WHEREOF, the Borrowers, the Guarantors and the Bank have executed this Agreement by their duly authorized officers as of the 17th day of December, 2007.

EASTERN INSURANCE HOLDINGS, INC.

By:	/s/ SUZANNE M. EMMET

Its Duly Authorized Vice President

By:	/s/ KEVIN M. SHOOK

Its Duly Authorized Treasurer

EASTERN RE LTD., S.P.C.

By:	/s/ SUZANNE M. EMMET

Its Duly Authorized Vice President

By:	/s/ KEVIN M. SHOOK

Its Duly Authorized Treasurer

EASTERN ALLIANCE INSURANCE COMPANY

By:	/s/ SUZANNE M. EMMET

Its Duly Authorized Vice President

By:	/s/ KEVIN M. SHOOK

Its Duly Authorized Treasurer

EMPLOYERS ALLIANCE, INC.

By:	/s/ Suzanne M. Emmet

Its Duly Authorized Vice President

By:	/s/ Kevin M. Shook

Its Duly Authorized Treasurer

ALLIED EASTERN INDEMNITY COMPANY

By:	/s/ Suzanne M. Emmet
Its Duly Authorized Vice President

By:	/s/ Kevin M. Shook

Its Duly Authorized Treasurer

GLOBAL ALLIANCE HOLDINGS, LTD.

By:	/s/ Suzanne M. Emmet
Its Duly Authorized Vice President

By:	/s/ Kevin M. Shook

Its Duly Authorized Treasurer

EASTERN HOLDING COMPANY, INC.

By:	/s/ SUZANNE M. EMMET

Its Duly Authorized Vice President

By:	/s/ KEVIN M. SHOOK

Its Duly Authorized Treasurer

EASTERN SERVICES CORPORATION

By:	/s/ SUZANNE M. EMMET

Its Duly Authorized Vice President

By:	/s/ KEVIN M. SHOOK

Its Duly Authorized Vice President

FULTON BANK

By:	/s/ LOUIS J. LOMBARDI

Its Duly Authorized Vice President